Exhibit 10.7

SFX Entertainment Inc.

650 Madison Avenue, 15th Floor

New York, New York 10022

SUBSCRIPTION AGREEMENT

Och-Ziff Capital Investments LLC

9 West 57th Street

New York, NY 10019

Ladies and Gentlemen:

SFX Entertainment Inc., a Delaware corporation (the “Company”), is hereby privately offering 4,000,000 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”) at an aggregate purchase price of $10,000,000 (the “Purchase Price”) to the undersigned, in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 506 of Regulation D under the Securities Act.  Upon completion of this offering (the “Offering”), the undersigned will own approximately 9.9% of the Company, subject to future dilution in accordance with the terms of this Subscription Agreement (as hereinafter defined).

The Company will use the proceeds from the Offering to fund its short-term working capital requirements in order to develop (initially through acquisitions) a live entertainment enterprise engaged in production and marketing of electronic dance music, live music, sporting, and other entertainment events around the world (the “Business”) and to pay expenses incurred in connection therewith.  The Company, through the efforts of Robert F.X. Sillerman, its Chairman, has been negotiating with the owners of various companies in the Business for the acquisition of all or a portion of their businesses (such businesses, the “Targets”) and will use a portion of the proceeds of this Offering, together with additional funds anticipated to be raised, to acquire such Targets.

The parties agree that Purchaser (as defined below) is, as of the date hereof and subject to the terms and conditions contained herein, committing to be the initial capital investor in the Company and as a result has conferred a pronounced benefit upon the Company.

1.                                      Subscription. Subject to the terms and conditions of this subscription agreement (“Subscription Agreement”), the undersigned (including its permitted assignees (to the extent applicable), “Purchaser”) hereby agrees to be legally bound to purchase the Shares subscribed for hereunder, and upon written notice from the Company, subject to the terms of this Subscription Agreement, Purchaser and the Company shall hold a closing (the “Closing”) at which Purchaser shall fulfill its subscription by paying the Purchase Price by wire transfer in immediately available funds to an account designated by the Company as consideration for the issuance by the Company of the Shares.  Original certificates reflecting the Shares shall be provided to Purchaser following the Closing.

2.                                      Conditions to Subscription.  Subject to other applicable provisions of this Subscription Agreement (including without limitation, Sections 5, 13 and 20 hereof), Purchaser understands and agrees that this subscription is made subject to the following terms and conditions:

(a)                                 This subscription shall be deemed to be accepted by the Company only when it is signed by the Company;

(b)                                 Subscriber may not revoke, cancel or terminate this subscription unless the Company cancels or terminates the Offering; and

(c)                                  Subscriber has executed and delivered this Subscription Agreement and hereby agrees to tender the Purchase Price at Closing in accordance with the terms hereof.

If this subscription is rejected by the Company in its sole and absolute discretion or because the Company terminates or cancels the Offering, this Subscription Agreement shall thereafter be of no further force or effect.

3.                                      Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to, and agrees with, the Company as of (i) the date Purchaser executes this Subscription Agreement and (ii) as of the Closing Date (as hereinafter defined), as follows:

(a)                                 (i)                                     Purchaser has received and has read and fully understands this Subscription Agreement.

(ii)                                  Purchaser or its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Company and the Offering and all such questions have been answered to the full satisfaction of Purchaser.

(iii)                               No oral or written representations have been made other than as stated in this Subscription Agreement.

(iv)                              Purchaser has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the Offering, to evaluate the merits and risks of an investment in the Shares and to make an informed decision with respect thereto; Purchaser acknowledges that there is a significant risk of loss of all or a portion of Purchaser’s investment in the Shares.

(v)                                 Purchaser is not subscribing for the Shares pursuant to a general solicitation or general advertisement by the Company.

(b)                                 Purchaser is an “accredited investor” within the meaning of Rule 501(d), as promulgated under the Securities Act because (i) Purchaser is an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000, or (ii) because Purchaser is an entity in which all of the equity owners are accredited investors.

(c)                                  Purchaser’s overall commitment to investments which are not readily marketable is not excessive in relation to its net worth.

(d)                                 (A)  Purchaser has all requisite power and authority to execute and deliver this Subscription Agreement, (B) the execution and delivery by Purchaser of this Subscription Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary action of Purchaser, (C) this Subscription Agreement has been duly and validly executed and delivered by Purchaser and constitutes legal, valid and binding obligations of Purchaser, and (D) this Subscription Agreement is enforceable against Purchaser in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors’ rights and the relief of debtors.

(e)                                  Purchaser acknowledges and understands that an investment in the Company will involve substantial risks.  Purchaser further acknowledges and understands that the following list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in an investment in the Company and additional risks or uncertainties may adversely affect the Company or the value of an investment in the Company:

(i)                                     Mr. Robert F.X. Sillerman, as the beneficial owner of a majority of the Company’s outstanding Common Stock, is the controlling stockholder of the Company and has the ability to exert significant control over the Company’s management and affairs requiring stockholder approval, including the approval of significant corporate transactions and the ability to elect and remove directors.

(ii)                                  The Company is a development stage company and its prior operating history will not be germane to future operations.  The Company’s prospects must be evaluated in light of the risks and uncertainties frequently encountered by a company in the early stage of development. The Business in which the Company intends to operate is highly competitive and makes these risks and certainties particularly pronounced.  The Company may not succeed in developing a viable business and may never become profitable.

(iii)                               The Company has significant capital requirements to develop its business and will need to raise additional capital for the foreseeable future, which may occur through equity and/or debt financings. There can be no assurance that the Company will be able to raise such capital when needed or on terms and conditions acceptable to the Company, or at all.  To the extent the Company raises additional capital by issuing equity securities, but subject to Sections 6 and 7, the Company’s stockholders will experience dilution in their ownership of the Common Stock of the Company.

(iv)                              At Closing, the Company will initially acquire various businesses in the Business with whom it has been negotiating, after which the Registration Statement will be submitted to the Securities and Exchange Commission on Form S-1 to register for resale the Shares purchased by the Subscriber and the Additional Shares (if any), together with those shares of Common Stock of other investors or businesses acquired for which shares of the Company’s Common Stock are given as consideration and any shares of Common Stock offered for sale by the Company.  Except as set forth in Section 6, there are no assurances as to the timing of the effectiveness of the Registration Statement.

(v)                                 The loss of the services of Mr. Sillerman or one or more key members of management or other key employees of the Company could have a material adverse effect upon the Company’s business, operating results or financial condition.  In addition, the future success of the Company will depend in large part upon its ability to attract and retain additional management and personnel.  There can be no assurance that the Company will be successful in attracting and retaining such personnel, and the failure to do so would have a material adverse effect on the Company’s business, operating results and financial condition.

(vi)                              The Shares and the Additional Shares (if any) are “restricted securities” as defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or any state securities laws.  The Shares and the Additional Shares (if any) are highly illiquid.  Until the Registration Statement is declared effective, the Shares and the Additional Shares (if any) to be issued will not be registered under the Securities Act or any state securities laws and, thus, will not be freely tradable or eligible for resale, unless an exemption from the registration requirements of the Securities Act, including Rule 144, is available.  Purchaser will not be able to rely on Rule 144 to sell the Shares and the Additional Shares (if any) unless the sale complies with the conditions of that rule, including satisfaction of Purchaser’s holding period.  An active public market for the Company’s Common Stock may not develop or be sustained. In addition, the number of unrestricted shares of the Company in the public float may represent only a small percentage of the shares of Company Common Stock outstanding.

(vii)                           The Company does not anticipate paying dividends on its Common Stock in the foreseeable future.  In addition, the terms of future debt financings may prohibit the payment of cash dividends on the Common Stock.

(f)                                   Purchaser acknowledges (to the extent applicable):

(i)                                     Purchaser, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement and in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or other entity for whom Purchaser is executing this Subscription

(ii)                                  Agreement, and such individual, ward, partnership, trust, estate, corporation, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company;

(iii)                               Purchaser consents to the placement of the following legend on any certificate or other document evidencing the Shares:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN SOLD IN RELIANCE UPON EXEMPTIONS THEREFROM. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM;

(iii)                               The representations, warranties, and agreements of Purchaser contained herein shall survive the execution and delivery of this Subscription Agreement and the purchase of the Shares; and

(iv)                              In connection with any Transfer (as hereinafter defined) or attempted Transfer of Shares pursuant to an exemption from the registration requirements of the Act, the Company shall be permitted to require in its sole discretion an opinion of counsel reasonably satisfactory to the Company that such Transfer is exempt from registration.

4.                                      Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, Purchaser as of (i) the date the Company executes this Subscription Agreement and (ii) as of the date of the Closing (the “Closing Date”), as follows:

(a)                                 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as currently conducted.

(b)                                 The Company has all requisite power and authority to execute, deliver and perform this Subscription Agreement and to carry out and consummate the transactions contemplated hereby. The execution, delivery and performance of this Subscription Agreement by the Company has been duly authorized by all requisite corporate action, and this Subscription Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors’ rights and the relief of debtors.

(c)                                  The execution, delivery and performance of this Subscription Agreement  by the Company will not violate, conflict with, result in any breach of, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties, assets or outstanding shares of the Company or constitute a default under, any provision of law, any rule or regulation of any governmental authority, any judgment, decree or order of any court binding on the Company, or any of the unwaived terms, conditions or provisions under its Certificate of Incorporation or By Laws or any indenture, mortgage, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound or affected.

(d)                                 The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and nonassessable.  The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock. As of the Closing Date (but not including any shares issued in the acquisitions of Targets or to other investors on such Closing Date), there will be 40,000,000 shares of Common

Stock issued and outstanding and such shares have been duly and validly issued and are fully paid and nonassessable.

(e)                                  Neither the Company nor anyone acting on behalf of the Company has engaged in any general advertising or solicitation in contravention of the Securities Act for the offer and sale of the Shares or any other shares of Common Stock.  Assuming the accuracy of Purchaser’s representations contained in this Subscription Agreement, the offer, sale, issuance and delivery of the Shares are exempt from registration under the Securities Act and all action required to be taken prior to the offer or sale of the Shares has been taken under applicable state securities laws.

(f)                                   The Company is a newly organized entity formed for the purpose of acquiring the Targets and to operate in such related businesses and, as of the date hereof, has no operating history and has incurred no material liabilities other than in connection with consummating the Offering, or in connection with the acquisition of the Targets none of which have been acquired prior to the Closing Date.

(g)                                  The Company is in material compliance with all laws, ordinances, and rules and regulations of governmental authorities applicable to or affecting it, its properties or its business, and the Company has not received notice of any claimed violation or default with respect to any of the foregoing which would reasonably be expected to have a material adverse effect on the Company.

(h)                                 The operations of the Company are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. Neither the Company nor, to the knowledge of the Company, any of its current officers, has on behalf of the Company or in connection with its business: (a) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; or (b) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended.

(i)                                     The representations, warranties, and agreements of Company contained herein shall survive the execution and delivery of this Subscription Agreement and the sale of the Shares.

5.                                     Conditions to the Obligations of Purchaser.  The obligation of Purchaser to purchase Shares at the Closing is subject to the fulfillment, or the waiver by Purchaser, of the following conditions on or before the Closing:

(a)                                 Each representation and warranty contained in Section 4 shall be true and complete on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

(b)                                 The Company shall have delivered to Purchaser a certificate, executed by the Chief Executive Officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 5(a) of this Subscription Agreement.

(c)                                  All registrations, qualifications, permits and approvals required under applicable state and Federal securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Shares shall have been obtained, except for the notices required or permitted to be filed after the Closing with certain Federal and state securities commissions, which notices the Company will file on a timely basis.

(d)                                 The Company will have a binding (though not necessarily final) agreement to acquire one or more Targets at the time of the Closing and shall deploy the proceeds of this Offering as set forth in Schedule I hereto (subject to the return of any funds to the Company resulting from a diminution in purchase price of any Target identified on Schedule I, which funds shall thereafter be used in connection with satisfying the Company’s obligation under Section 6(a) hereof.

6.                                      Affirmative Covenants of the Company.  The Company covenants and agrees that, beginning upon the date the Company executes this Subscription Agreement and ceasing immediately prior to the time the Securities and Exchange Commission (“SEC”) declares effective a registration statement on Form S-1 (the “Registration Statement”) which registers the resale of the Company’s Common Stock or the sale by the Company of its Common Stock, in each case, including without limitation, the Shares (in either event, an “IPO”), the Company shall:

(a)                                 Use its reasonable best efforts to acquire by August 15, 2012 Targets with a purchase price based on commercially reasonable multiples under current market conditions using a combination of cash and shares of Common Stock.

(b)                                 Not issue shares of Common Stock or a derivative security containing a right to purchase Common Stock at a price per share that implies a valuation of the Company of less than $100,000,000.

(c)                                  (i) Submit a registration statement to the SEC for its IPO by August 15, 2012, (ii) use its reasonable best efforts to have such registration statement declared effective under the Securities Act as soon as practicable thereafter, and (iii) use its reasonable best efforts to qualify as an “emerging growth company”. The Company covenants that such registration statement shall seek to register for resale some or all shares that are held by the Company’s shareholders (including the Shares and the Additional Shares (if any) issued to Purchaser).  The Company further covenants it shall use its commercially reasonable efforts to include in such registration statement all shares requested to be included by Non-management Holders (as hereinafter defined) as is practicable, subject to market conditions.

Any and all fees, costs and expenses incident to the registration and the IPO shall be borne by the Company.  If the managing underwriter in the IPO advises the Company in writing that in its opinion, the shares of Common Stock proposed to be included in the registration exceeds the number of shares that can be sold in such offering, the Company shall include in such registration the number of shares of Common Stock to be sold by Non-management Holders (as hereinafter defined) that such managing underwriter advises can be sold.  In such event, the Company shall allocate that  number of shares of Common Stock pro rata among the Non-management Holders of such shares of Common Stock.  In no event, in connection with any indemnification obligations by any holder of shares of Common Stock that are incident to the registration of such holder’s shares, shall such holder’s liability exceed its proportionate amount of any such indemnity and the net amounts received by such holder from the sale of its shares of Common Stock pursuant to the Registration Statement.

(d)                                 Use its commercially reasonable efforts to arrange additional debt and equity financing necessary to fund the Company’s intended acquisitions and operations.

(e)                                  Furnish to Purchaser:

(i)                                     As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company, a consolidated statement of operations of the Company, and consolidated statements of cash flows and stockholders’ equity of the Company as of the close of such fiscal year, all of the foregoing financial statements to be certified by independent public accountants and accompanied by a complete set of notes;

(ii)                                  As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Company, a consolidated balance sheet and consolidated statements of operations, cash flows and stockholders’ equity, showing the financial condition of the Company; and

(iii)                               Such other reasonably requested documents and records of the Company.

(f)                                   Use the proceeds from this Offering to fund the acquisitions of the Targets and to pay the expenses of its professionals (including auditor and attorney fees) in connection with the acquisitions of the Targets, this Offering and other capital raising transactions, and the IPO.

7.                                      Pre-emptive Right.   Beginning upon the date the Company executes this Subscription Agreement and ceasing immediately prior to the IPO, Purchaser shall have the right to purchase its Pro Rata Portion of any New Securities (other than any Excluded Securities) that the Company may from time to time propose to issue or sell to any party. The Company shall give written notice to Purchaser of any proposed issuance or sale of New Securities (including a description of the material terms and conditions of such issuance) (the “Pre-emptive Right Notice”) and Purchaser shall have five business days to close on the purchase of its Pro Rata Portion of any such New Securities.  In the event that the Company does not consummate the sale of all of the New Securities on the terms set forth in the Pre-emptive Rights Notice within 180 days after the expiration of the five business day period following the receipt of the Pre-emptive Rights Notice, the obligations on the Company to comply with this Section 7 shall be reinstated.

“New Securities” means any debt securities and all shares of Common Stock and any securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

“Pro Rata Portion” means the number of New Securities equal to the product of (i) the total number of New Securities to be issued by the Company on such date and (ii) the fraction determined by dividing (x) the number of shares of Common Stock owned by Purchaser immediately prior to such issuance by (y) the total number of shares of Common Stock outstanding on such date immediately prior to such issuance.

“Excluded Securities” means securities issued in connection with: (a) a grant to any existing or prospective consultants, employees, officers or directors pursuant to any stock option or similar equity-based plans or other compensation agreement that includes not more than 15% of the fully diluted capital stock of the Company; (b) any acquisition by the Company of the stock, assets, properties or business of any third party; (c) any merger, consolidation or other business combination involving the Company and any third party; (d) the IPO; (e) any revolving credit facility or term loan of the type customarily provided by banks or other financial institutions; (f) the issuance of 36,000,000 shares of Common Stock currently issued or contemplated to be issued to founders and other affiliates and investors; (g) any capital raise transaction of the Company that closes between the day after the Closing Date and thirty (30) days thereafter; or (h) a stock split, stock dividend or any similar recapitalization.

8.                                      Tag Along Right.  Beginning upon the date the Company executes this Subscription Agreement and ceasing immediately prior to the IPO, if Robert F.X. Sillerman and/or his affiliates (the “Selling Stockholder”) propose to sell or transfer, whether directly or indirectly (a “Transfer”), any shares of Common Stock to an unaffiliated third party (the “Proposed Transferee”), Purchaser shall be permitted to participate in such Transfer (a “Tag-along Sale”) on the terms and conditions set forth in this Section 8.  Robert F.X. Sillerman shall acknowledge his agreement to comply with this Section 8 by executing the signature page hereof.  The Selling Stockholder shall deliver to Purchaser a written notice of the proposed Transfer (the “Tag Notice”) no more than five business days after the execution and delivery by all the parties thereto of the definitive agreement entered into with respect to the Tag-along Sale and, in any event, no later than ten business days prior to the closing date of the Tag-along Sale.  Purchaser shall be permitted to exercise its right to participate in the Tag-along Sale by delivering to the Selling Stockholder a written notice stating its election to do so and specifying the number of shares of Common Stock to be sold by it no later than five business days after receipt of the Tag Notice. Purchaser shall have the right to Transfer in a Transfer subject to this Section 8 the number of shares of Common Stock equal to the product obtained by multiplying (x) the number of shares of Common Stock held by Purchaser by (y) a fraction (A) the numerator of which is equal to the number of shares of Common Stock the Selling Stockholder proposes to Transfer to the Proposed Transferee and (B) denominator of which is equal to the number of shares of Common Stock then owned by such Selling Stockholder. If the Selling Stockholder is unable to cause the proposed transferee in the Tag-along Sale to purchase all of the shares of Common Stock proposed to be Transferred by Purchaser, then the number of shares of Common Stock that each such participating holder is entitled to Transfer shall be scaled back pro rata based on the number of shares of Common Stock held by such participating holder relative to the number of shares of Common Stock held by all participating holders in the Tag-along Sale.  The Selling Stockholder shall have a period of 180 days after the expiration of the five business day period following the receipt of the Tag Notice to Transfer all of the shares of Common Stock agreed to be Transferred to the transferee, on the same terms specified in the Tag Notice.  In connection with any Tag-along Sale in which Purchaser participates, Purchaser shall only be required to make or provide representations, warranties, covenants, indemnities and agreements customary for a minority stockholder selling in a Tag-along Sale similar to that described herein.

9.                                      Most Favored Nation.   Beginning upon the date the Company executes this Subscription Agreement and ceasing immediately prior to the IPO, to the extent that a right or benefit is granted to a third-party purchasing or receiving Common Stock in any agreement between the Company and such third-party or by way of any waiver or amendment to any such agreement, then Purchaser shall be provided with substantially the same right or benefit as granted by the Company in such agreement, waiver or amendment.

10.                               Other Protective Provisions.   Beginning upon the Closing Date and ceasing immediately prior to the IPO, the Company shall not, without first obtaining the prior written consent or affirmative vote of non-management holders holding a majority of the shares of Common Stock (for avoidance of doubt, Sillerman and his affiliates shall be deemed to be management holders of shares of Common Stock) (“Non-management Holders”):

(a)                                 amend, alter or repeal any provision of the Certificate of Incorporation of the Company or the By-Laws of the Company in a manner that adversely effects the rights, preferences, and privileges of any class of capital stock;

(b)                                 enter into any transaction with any affiliate of the Company (other than pursuant to a compensation arrangement approved pursuant to Section 10(f) hereof;

(c)                                  issue, declare or make any dividends, distributions or redemptions other than on a pro rata basis;

(d)                                 effect any material change in the nature of the Company’s business from the Business;

(e)                                  effectuate any change in control of the Company resulting in Robert F.X. Sillerman (and his affiliates) no longer controlling the Company; or

(f)                                   approve the payment for or make any payment in respect of compensation (including equity awards) to any senior officer of the Company unless such compensation amounts or terms are approved by the compensation committee of the board of directors.

11.                               Governance.   Following the closing of the IPO, the Company shall comply, as if it were a Nasdaq listed company, with the corporate governance rules of The Nasdaq Stock Market LLC,  including but not limited to, shareholder approval, related party transactions, and board independence requirements (subject to any phase-in periods that would be applicable to a company listing on the exchange).

12.                               Current Public Information.  From and after the date in which the SEC declares the Registration Statement effective and for so long as Purchase owns Shares and the Additional Shares (if any), the Company covenants to (i) timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act, even if the Company is not then subject to the reporting requirements of the Exchange Act, and (ii) maintain the listing or quotation of the Common Stock on the NASDAQ (if so listed).  Concurrently with the IPO, the Company shall apply to list all of the shares of Common Stock, including without limitation, the Shares and the Additional Shares (if any), on the NASDAQ and use its reasonable best efforts to secure the listing of such shares on the NASDAQ. Beginning on the sixth month anniversary of the Closing Date, if the Company has not submitted the Registration Statement to the SEC or has abandoned its previously submitted Registration Statement, then Purchaser shall have the right to require the

Company to prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell the Shares at any time Purchaser owns Shares.  The Company further covenants that it will take such further action as Purchaser may reasonably request, to the extent required from time to time to enable Purchaser to sell the Shares without registration under the Securities Act.

13.                               Termination.  Notwithstanding anything to the contrary contained in this Subscription Agreement, this Subscription Agreement may be terminated prior to Closing at the option of Purchaser, in its sole discretion, upon the earlier to occur of (i) the date that is the three month anniversary of the Company’s execution of this Subscription Agreement, if the Closing has not then occurred, and (ii) the date of any breach of this Subscription Agreement by the Company that is not cured within ten days after receipt of written notice from Purchaser of such breach.  Upon any election to terminate this Subscription Agreement by Purchaser in the manner set forth in this Section 13, Purchaser shall be relieved of its obligations with respect to purchasing all of the Shares subscribed for hereunder, without any liability to Purchaser.

14.                               Confidentiality.  Each party, agrees that they will not disclose, or cause to be disclosed, the fact of the existence or contents of this Subscription Agreement, to any third person other than (a) their attorneys, accountants, employees, affiliates and representatives, (b) as required by law, rule or regulation, (c) as necessary to enforce this Subscription Agreement, (d) with respect to Purchaser to Purchaser’s direct and indirect investors and potential investors, or (e) in connection with capital raising efforts of the Company; provided, that in the case of subclause (e), any written materials using the name “Och-Ziff” or “OZ” or any derivation thereof shall require prior written approval, not to be unreasonably withheld, of Purchaser.

15.                               Prohibitions on Cancellation, Termination, Revocation, Transferability, and Assignment. Purchaser hereby acknowledges and agrees that, except as may be specifically provided herein, or by applicable law, Purchaser is not entitled to cancel, terminate, or revoke this Subscription Agreement, absent mutual written agreement to do so by the parties.

16.                               Notices. All notices hereunder shall be sufficient upon receipt for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, or other electronic transmission service to the appropriate address or number (a) if to the Company, at the address set forth above, or (b) if to Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 16).

17.                               Counterparts.  This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all of the parties, notwithstanding that all parties are not signatories to the same counterpart.  Execution and/or delivery by facsimile or electronic means shall constitute an original signature for all purposes.

18.                               Applicable Law. The internal laws of the State of New York (without giving effect to any choice or conflict of law provision or rule (whether of the State of York or any other jurisdiction) that would cause the application of laws of any other jurisdiction) shall govern all matters arising out of or relating to this Subscription Agreement, including its validity, interpretation, construction, performance and enforcement.  Any action or proceeding arising out of or relating to this Subscription Agreement must be brought in the courts of the State of New York, New York County, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York.  Each of the parties knowingly, voluntarily and irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT, OR ANY TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT IN ACCORDANCE WITH THIS SECTION AND FURTHER WAIVES ANY CLAIM BASED ON FORUM NON CONVENIENS.

19.                               Disclosure Notices.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

20.                               Expiration.  The offer contained in this Subscription Agreement shall remain open for five days following the date of execution of this Subscription Agreement by Purchaser.  Notwithstanding anything to the contrary contained in this Subscription Agreement, if the Company shall not have signed this Subscription Agreement within such five day period, this offer shall terminate and Purchaser shall be relieved of its obligations with respect to purchasing all of the Shares subscribed for hereunder, without any liability to Purchaser.

21.                               Assignment.  Any assignment by either party of its rights and obligations under this Subscription Agreement shall require the prior written consent of the other party hereto; provided, however that Purchaser may assign its rights under this Subscription Agreement to one or more of its affiliates at any time prior to Closing.

22.                               Group Status.  Nothing contained in this Subscription Agreement shall in any way be construed as Purchaser acting in concert or as a group with any other person with respect to the purchase, disposition or voting of securities or otherwise.

23.                               Liquidated Damages.  Notwithstanding anything to the contrary herein, if the Company fails to submit a registration statement to the SEC for its IPO by August 15, 2012, as required by Section 6(c) of this Agreement (a “Registration Failure”), then the Company shall be obligated to issue to Purchaser, at the Per Share Closing Price (as hereinafter defined), $7,500 in additional shares of Common Stock for each day following the Registration Failure (which equates to 3,000 additional shares of Common Stock per day) until such date as the Registration Failure is cured (such additional shares of Common Stock, in the aggregate, the “Additional Shares”); provided, however, that from and after March 31, 2013, Purchaser may, at its option and in lieu of receiving any further Additional Shares, require that the Company make a cash payment to Purchaser of $7,500 for each day following March 31, 2013 that the Registration Failure remains in effect (such cash payment, in the aggregate, the “Cash Penalty Amount”).  With respect to any month in which a Registration Failure has occurred, (a) the Additional Shares shall be issued to Purchaser within five business days following the end of the prior month, and (b) the Cash Penalty Amount, if applicable, shall be paid to Purchaser within five business days following the end of the prior month to an account designated in writing by Purchaser to the Company.  The parties agree that in the event that a Registration Failure occurs, Purchaser will suffer damages and that the amount of such damages will be difficult to estimate.  Accordingly, each party agrees that the issuance of the Additional Shares at the Per Share Closing Price and/or the payment by the Company of the Cash Payment Amount, if applicable, will constitute liquidated damages and that such liquidated damages are reasonable and shall be the sole measure of damages of Purchaser in the event that a Registration Failure occurs.  For purposes hereof, the “Per Share Closing Price” shall be the price paid by Purchaser on the Closing Date for each share of Common Stock.

[SUBSCRIPTION PAGE FOLLOWS]

SUBSCRIPTION PAGE

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 6 day of June, 2012.

Shares being purchased:	4,000,000 shares
Purchase Price:	$ 10,000,000

Wire Transfer Purchase Price to:

Bank:

ABA :
Account #:
Account Name:
Reference: SFX Entertainment Subscription

TYPE OF OWNERSHIP (INITIAL ONE)

☐ PARTNERSHIP (Please include a copy of the statement of partnership of partnership agreement authorizing signature).	☐ TRUST (Please include name of trust, name of trustee, date trust was formed and copy of the trust agreement or other authorization)

☐ CORPORATION	☒ LIMITED LIABILITY COMPANY

Entertainment Events Funding LLC

By:	/s/ Joel Frank
Title:	Authorized Person
Please print exact name (registration) that Purchaser
desires on records of the Company

c/o Och Ziff Capital Investments
9 West 57th Street
New York, NY 10019
212-790-0000

Social Security or Taxpayer I.D. Number

Delaware
State of Organization, if applicable

COMPANY’S ACCEPTANCE

This Subscription Agreement is only accepted as so acknowledged in writing by the Company.

ACCEPTED as to 4,000,000 Shares:

SFX Entertainment Inc.

By:	/s/ Robert F.X. Sillerman
Title:	President

Date: June 6, 2012

ACCEPTED AND AGREED TO ONLY WITH RESPECT
TO TAG-ALONG RIGHT SET FORTH IN SECTION 8 OF
SUBSCRIPTION AGREEMENT

/s/ Robert F.X. Sillerman